Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-4 No. 333-165793, Form S-8 Nos. 333-152646 and 333-162421 and the Post Effective Amendment No. 2 to Form S-1 on Form S-3 No. 333-144447) of Stream Global Services, Inc. of our report dated March 2, 2011, with respect to the consolidated financial statements of Stream Global Services, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2010.

/s/ Ernst & Young LLP

Boston, Massachusetts

March 2, 2011